EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Advisors Series Trust, does hereby certify, to such officeräs knowledge, that the report on Form N-CSR of the Advisors Series Trust for the six months ended July 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Advisors Series Trust for the stated period.

/s/ Eric M. Banhazl Eric M. Banhazl President, Advisors Series Trust	/s/ Douglas G. Hess Douglas G. Hess Treasurer, Advisors Series Trust
Dated: 9/24/04

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Advisors Series Trust for purposes of the Securities Exchange Act of 1934.